Exhibit 25.1

CONFORMED COPY

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-l

STATEMENT OF ELIGIBILITY UNDER THE TRUST

INDENTURE ACT OF 1939 OF A CORPORATION

DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2)

HSBC Bank USA, National Association

(Exact name of trustee as specified in its charter)

N/A	20-1177241
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

90 Christiana Road New Castle, Delaware	19702
(Address of principal executive offices)	(Zip Code)

John J. Mazzarella, FVP
HSBC Bank USA, National Association
452 Fifth Avenue
New York, New York 10018-2706

Tel: (212) 525-1801
(Name, address and telephone number of agent for service)

NEWPAGE CORPORATION

(Exact name of obligor as specified in its charter)

Delaware	05-0616156
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Courthouse Plaza, NE Dayton, Ohio (937) 495-6323	45463
(Address of principal executive offices)	(Zip Code)

Floating Rate Senior Secured Notes due 2012
10% Senior Secured Notes due 2012
12% Senior Subordinated Notes due 2013

(Title of Indenture Securities)

*TABLE OF CO- REGISTRANTS

State or Other
	Jurisdiction of	I.R.S. Employer
	Incorporation or	Identification
Name, Address and Telephone Number	Organization	Number

Chillicothe Paper Inc. (Guarantor) (1)	Delaware	05-0616154
Escanaba Paper Company (Guarantor) (1)	Michigan	31-0735598
Luke Paper Company (Guarantor) (1)	Delaware	11-3666265
Rumford Paper Company (Guarantor) (1)	Delaware	31-1480427
Wickliffe Paper Company (Guarantor) (1)	Delaware	81-0668293
NewPage Energy Services LLC (Guarantor) (1)	Delaware	30-0261838
Upland Resources, Inc. (Guarantor) (1)	West Virginia	22-2092996
Rumford Cogeneration, Inc. (1)	Delaware	82-0378864
Rumford Falls Power Company (Guarantor) (1)	Maine	01-0153040

(1)          The address of these co- registrants is: c/o NewPage Corporation, Courthouse Plaza, NE, Dayton, OH 45463.  The telephone number of each is (937) 495-6323.

General

Item 1.             General Information.

Furnish the following information as to the trustee:

(a)  Name and address of each examining or supervisory authority to which it is subject.

Comptroller of the Currency, New York, NY.

Federal Deposit Insurance Corporation, Washington, D.C.

Board of Governors of the Federal Reserve System, Washington, D.C.

(b)  Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.             Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None

Item 3-15.               Not Applicable

Item 16. List of Exhibits

Exhibit

TlA(i)	(1)	Copy of the Articles of Association of HSBC Bank USA, National Association.

TlA(ii)	(1)	Certificate of the Comptroller of the Currency dated July 1, 2004 as to the authority of HSBC Bank USA, National Association to commence business.

T1A(iii)		Certificate of Fiduciary Powers dated August 18, 2004 for HSBC Bank USA, National Association

TlA(iv)	(1)	Copy of the existing By-Laws of HSBC Bank USA, National Association.

TlA(v)		Not applicable.

T1A(vi)		Consent of HSBC Bank USA, National Association required by Section 321(b) of the Trust Indenture Act of 1939.

TlA(vii)		Copy of the latest report of condition of the trustee (December 31, 2004), published pursuant to law or the requirement of its supervisory or examining authority.

TlA(viii)		Not applicable.

TlA(ix)		Not applicable.

(1)          Exhibits previously filed with the Securities and Exchange Commission with Registration No. 333-118523 and incorporated herein by reference thereto.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HSBC Bank USA, National Association a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 17th day of May, 2005.

HSBC BANK USA, NATIONAL
ASSOCIATION

By:	/s/ Frank J. Godino
Frank J. Godino
Vice President

Exhibit T1A (iii)

Comptroller of the Currency

Administrator or National Banks

Washington, D.C. 20219

CERTIFICATE OF FIDUCIARY POWERS

I, John D. Hawke, Jr., Comptroller of the Currency, do hereby certify that:

1.              The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession , custody and control of all records pertaining to the chartering of all National Banking Associations.

2.              “HSBC Bank USA, National Association,” New Castle, Delaware, (Charter No. 24522) was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 U.S.C. 92a, and that the authority so granted remains in full force and effect on the date of this Certificate.

IN TESTIMONY WHEREOF, I have hereunto

subscribed my name and caused my seal of office to

be affixed to these presents at the Treasury

Department in the City of Washington and District of

Columbia, this August 18, 2004

/s/ John D. Hawke, Jr.
Comptroller of the Currency

EXHIBIT T1A (vi)

Securities and Exchange Commission
Washington, D.C. 20549

Dear Sirs:

Pursuant to Section 321(b) of the Trust Indenture Act of 1939 and subject to the qualifications and limitation of 321(b) and the other provisions of the Trust Indenture Act of 1939, the undersigned HSBC Bank USA, National Association consents that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Commission upon request therefor.

Dated as of: May 17, 2005

HSBC Bank USA, National Association

	By:	/s/ Frank J. Godino
Frank J. Godino
Vice President

Exhibit T1A (vii)

	Board of Governors of the Federal Reserve System
	OMB Number: 7100-0036
	Federal Deposit Insurance Corporation
	OMB Number: 3064-0052
	Office of the Comptroller of the Currency
	OMB Number: 1557-0081
Federal Financial Institutions Examination Council	Expires March 31, 2007

	Please refer to page 1,
	Table of Contents, for	1
	the required disclosure
	of estimated burden.

Consolidated Reports of Condition and Income for

A Bank With Domestic and Foreign Offices—FFIEC 031

(20040630)
(RCRI 9999)

Report at the close of business December 31, 2004

This report is required by law; 12 U.S.C. §324 (State member banks); 12 U.S.C. §1817 (State nonmember banks); and 12 U.S.C. §161 (National banks).

NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National Banks.

I, Joseph R. Simpson, Controller

   Name and Title of Officer Authorized to Sign Report

Of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and believe.

/s/ Joseph R. Simpson
Signature of Officer Authorized to Sign Report

2/9/05
Date of Signature

This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities.

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions.

We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

/s/ Sal H. Alfieri
Director (Trustee)
/s/ Bernard J. Kennedy
Director (Trustee)
/s/ Martin Glynn
Director (Trustee)

Submission of Reports

Each Bank must prepare its Reports of Condition and Income either:

(a)                                  in electronic form and then file the computer data file directly with the banking agencies’ collection agent, Electronic Data System Corporation (EDS), by modem or computer diskette; or

(b)                                 in hard-copy (paper) form and arrange for another party to convert the paper report to automated for. That party (if other than EDS) must transmit the bank’s computer data file to EDS.

For electronic filing assistance, contact EDS Call report Services, 2150 N. Prospect Ave., Milwaukee, WI 53202, telephone (800) 255-1571.

To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach this signature page to the hard-copy for the completed report that the bank places in its files.

FDIC Certificate Number	5	7	8	9	0

http://WWW.BANKING.US.HSBC.COM	HSBC Bank USA, NATIONAL ASSOCIATION
Primary Internet Web Address of Bank (Home Page), if any (TEXT 4087)	Legal Title of Bank (TEXT 9010)
(Example: www.examplebank.com)	Wilmington
City (TEXT 9130)
	DE	19801
	State Abbrev. (TEXT 9200)	ZIP Code (TEXT 9220)

Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency

REPORT OF CONDITION

Consolidated domestic subsidiaries

HSBC Bank USA, National Association	of Buffalo
Name of Bank	City

in the state of New York, at the close of business December 31, 2004

		Thousands of dollars
ASSETS
Cash and balances due from depository institutions:
a. Non-interest-bearing balances currency and coin		2,623,961
b. Interest-bearing balances		2,697,821
Held-to-maturity securities		3,729,507
Available-for-sale securities		14,538,586
Federal funds sold and securities purchased under agreements to resell:
a. Federal funds sold in domestic offices		610,150
b. Securities purchased under agreements to resell		2,512,775
Loans and lease financing receivables:
Loans and leases held for sale		1,745,329
Loans and leases net of unearned income	82,673,967
LESS: Allowance for loan and lease losses	786,894
Loans and lease, net of unearned income, allowance, and reserve		81,886,473
Trading assets		19,240,333
Premises and fixed assets		590,686
Other real estate owned		13,723
Investments in unconsolidated subsidiaries		264,804
Customers’ liability to this bank on acceptances outstanding		70,011
Intangible assets: Goodwill		2,092,414
Intangible assets: Other intangible assets		349,713
Other assets		5,329,988
Total assets		138,296,274

LIABILITIES

Deposits:
In domestic offices		57,658,096
Non-interest-bearing	7,589,162
Interest-bearing	50,068,934
In foreign offices		23,620,455
Non-interest-bearing	248,346
Interest-bearing	23,372,109

Federal funds purchased and securities sold under agreements to repurchase:
a. Federal funds purchased in domestic offices		2,151,795

b. Securities sold under agreements to repurchase	1,732,827

Trading Liabilities	12,074,962
Other borrowed money	22,171,189
Bank’s liability on acceptances	70,011
Subordinated notes and debentures	3,529,099
Other liabilities	3,914,475
Total liabilities	126,922,909
Minority Interests in consolidated Subsidiaries	805
EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common Stock	2000
Surplus	9,526,669
Retained earnings	1,838,639
Accumulated other comprehensive income	5,252
Other equity capital components	0
Total equity capital	11,372,560
Total liabilities, minority interests and equity capital	138,296,274